Exhibit 10.15

MODIFICATIONS TO THE PUBLIC ELECTRICITY SUPPLY LICENCE ISSUED
TO YORKSHIRE ELECTRICITY GROUP plc

SCHEDULE

The following modifications shall apply on and after 17
September 1999.

1. In paragraph 3 of Condition 1:

(a)  	the definition of Permitted Purpose shall be amended to
read:

"Permitted
Purpose"
means the purpose of all or
any of the following:


(a)
(b)
(c)
(d)
the Supply Business,
the Second-Tier Supply
Business, the
Distribution Business
or any business or
activity within the
limits of paragraph 5
of Condition 2A;

the Generation
Business;

any business conducted
or activity carried on
on 31 March 1997 by the
Licensee or by a
company which was an
affiliate or related
undertaking of the
Licensee on that date;
and

without prejudice to
the generality of
paragraphs (a) to (c),
any payment or
transaction lawfully
made or undertaken by
the Licensee for a
purpose within sub-
paragraphs (i) to
(viii) of paragraph
5(b) of Condition 27.

(b)  	the following definition shall be inserted after the
definition of Transmission System:

"ultimate holding company"  means

(i)a holding company of the Licensee which is not itself a subsidiary of another company;where a holding company of the Licensee which is not a subsidiary of another company has entered into an agreement affecting the exercise of voting rights in or the appointment or removal of directors of the Licensee or any company of which the Licensee is a subsidiary, every party to that agreement; and where the exercise of voting rights in or the appointment or removal of directors of a holding company of the Licensee which is not a subsidiary of another company is controlled by an agreement, every party to that agreement.


(ii)


(iii)


2. In paragraph 3 of Condition 1:

(a)  	the following definition shall be inserted after the
definition of affiliate:

"audited group accounts" means accounts produced in accordance with paragraph 3 of Condition 2C and having the content assigned to them by paragraph 4 of that Condition.

(b)  	the following definition shall be inserted after the
definition of Authorised Electricity Operator:

"Companies Act accounts"
means the annual accounts of the
Licensee prepared under section 226
and, where appropriate, section 227 of
the Companies Act 1985.

(c)  	the following definition shall be inserted after the
definition of Grid Supply Point:
"group of companies"

means the Licensee and every undertaking which is a subsidiary undertaking of the Licensee.

3.  	In paragraph 1 of Condition 2, the words "Save as
provided in Condition 2C" shall be inserted before "The first financial year".

4.  	In paragraphs 3(b)(i) and 7(a) of Condition 2, the words
" a statement of source and application of funds" shall be deleted and the words " a cash flow statement" inserted in their place; and in paragraph 6(a) of Condition 2, the words "Statements of Accounting Practice" shall be deleted and the words "all relevant accounting standards" inserted in their place.

5.  	In paragraph 1 of Condition 2A, the words "Save as
provided by paragraphs 3, 4 and 5", shall be substituted for the words "Save as provided by paragraphs 3 and 4,".

6.  	In paragraph 4 of Condition 2A, sub-paragraph (e) and
the word "or" at the end of sub-paragraph (d) shall be deleted and the word "or" added at the end of sub-paragraph
(c).

7. 	In Condition 2A, the following new paragraph 5 shall be
inserted after paragraph 4:

5. Nothing in this Condition shall prevent the Licensee conducting ancillary business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

(a) For the purpose of this paragraph "ancillary business" means any business or activity carried on by the Licensee other than the Supply Business, the Second-Tier
Supply Business and the Distribution Business .

(b)	The Licensee may carry on ancillary business provided that
neither of the following limitations is exceeded, namely:

(i)	the aggregate turnover of all the ancillary business of the
Licensee does not in any period of twelve months commencing on 1 April of any year exceed 5% of the aggregate turnover of the Supply Business, the Second-Tier Supply Business and the Distribution Business (excluding the turnover on transactions which the Supply Business the Second-Tier Supply Business and the Distribution Business make with each other) as shown by its most recent audited accounting statements produced under sub-paragraphs (b)(i) and (c) of paragraph 3 of Condition 2;
and

(ii)	the aggregate amount (determined in accordance with sub-
paragraph (d) below) of all investments by the Licensee in all its ancillary business does not at any time after 17 September 1999 exceed 5% of the sum of share capital in issue, share premium and consolidated reserves of the Licensee as shown by its most recent audited historic cost financial statements then available.

(c)	For the purpose of sub-paragraph (b) of this paragraph,
"investment" means any form of financial support or assistance given by or on behalf of the Licensee for the ancillary business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

(d)	At any relevant time, the amount of an investment shall be the sum of (i) the value at which such investment was included in the audited historic cost balance sheet of the Licensee as at the latest accounting reference date to have occurred prior to 17 September 1999 (or, where the investment was not so included, zero), (ii) the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the Licensee in respect of such investment in all completed accounting reference periods since such accounting reference date and (iii) all commitments and liabilities
(whether actual or contingent) of the Licensee relating to such investment outstanding at the end of the most recently completed accounting reference period.

8.	In Condition 2B, paragraphs 6 and 7 shall be amended to
read:

6.	The Licensee shall procure from each company or other person which is at any time an ultimate holding company of the Licensee a legally enforceable undertaking in favour of the Licensee in the form specified by the Director that that ultimate holding company ("the Covenantor") will refrain from any action, and will procure that every subsidiary of the Covenantor (other than the Licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the Licensee to breach any of its obligations under the Act or this Licence. Such undertaking shall be obtained within seven days of the company or other person in question becoming an ultimate holding company of the Licensee and shall remain in force for so long as the Licensee remains the holder of this Licence and the Covenantor remains an ultimate holding company of the Licensee.

 	7.	The Licensee shall:

		(a)	deliver to the Director evidence (including
a copy of each 	such undertaking) that the Licensee has
complied with its obligation to procure undertakings pursuant to paragraph 6, and

		(b)	inform the Director immediately in writing
if the directors of the Licensee become aware that any such
 undertaking has ceased to be legally enforceable or that its terms have been breached.

9.	In Condition 2B, the following new paragraph 8 shall be
inserted after 	paragraph 7:

8.	The directors of the Licensee shall not declare or recommend a dividend, nor shall the Licensee make any other form of distribution within the meaning of Section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the Licensee shall have issued to the Director a certificate complying with the following requirements of this paragraph.

		(a)	The certificate shall be in the following
form:

"After making enquiries, the directors of the Licensee are satisfied:

(i)	that the Licensee is in compliance in all material respects
with all obligations imposed on it by Condition 2A, Condition
2B, Condition 2D, paragraph 5 of Condition 27 and paragraph 2 of Condition 28 of its public electricity supply licence; and

(ii)	that the making of a distribution of [   ] on [   ] will not,
either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the Licensee to be in breach to a material extent of any of these obligations in the future."

(b)	The certificate shall be signed by a director of the Licensee and approved by a resolution of the board of directors of the Licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

(c)	Where the certificate has been issued in respect of the
declaration or recommendation of a dividend, the Licensee shall be under no obligation to issue a further certificate prior to payment of that dividend.

10. After Condition 2B, new Condition 2C (the terms of which are set out in Annex A hereto) shall be inserted.

11.	Condition 2D shall be amended to read:

Condition 2D.  Credit rating of Licensee

1. The Licensee shall use all reasonable endeavours to ensure that:

(a)  any corporate debt of the Licensee in issue at 17 September
1999 which had an investment grade credit rating at that date maintains an investment grade credit rating throughout the period during which such debt remains outstanding, and

(b) any corporate debt, other than corporate debt issued by way of negotiated private placement, issued by the Licensee on or after 17 September 1999 has and maintains an investment grade credit rating throughout the period during which such debt remains outstanding.

	2.	For the purpose of paragraph 1:

(a) "corporate debt" means any unsecured and unsubordinated borrowing of money having an initial maturity of five years or more, and

(b)  "investment grade credit rating" means:

	-a rating of not less than BBB- by
Standard & Poor's Ratings Group or any of its subsidiaries or not less than Baa3 by Moody's Investors Service, Inc.
or any of its subsidiaries or such
higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating, or

	-an equivalent rating from any other reputable credit rating agency which has comparable standing in the UK and the USA.

12.	In paragraph 5 of Condition 27, sub-paragraphs (a) and (b)
shall be amended to read as set out below:

	5.	Without prejudice to paragraphs 1 to 4, the Licensee
shall not after 17 September 1999 without the written consent of the Director after disclosure of all material facts:

(a) create any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or guarantee any liability or obligation of another person otherwise than:

			(i)	on an arm's length basis;

			(ii)	on normal commercial terms;

			(iii)	for a Permitted Purpose; and

			(iv)	(if the transaction is within the
ambit of paragraph 1) in accordance with paragraphs 3 and 4;

		(b)	transfer, lease, license or lend any sum or sums, asset,
right or benefit to any	affiliate or related undertaking of the Licensee
otherwise than by way of:

(i)  a dividend or other distribution out of distributable reserves;

(ii)  repayment of capital;

(iii) payment properly due for any goods, services or assets provided on an arm's length basis and on normal commercial
	terms;

(iv) a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm's length basis and on normal commercial terms;

(v) repayment of or payment of interest on a loan not prohibited by sub-paragraph (a);

(vi) payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received;

(vii)	a transfer for the purpose of satisfying paragraph 3 of Condition 2A;

(viii) an acquisition of shares in conformity with paragraph 2 of Condition 2A made on an arm's length basis and on normal commercial terms.

13.	In paragraph 5 of Condition 27, the existing sub-paragraph (c)
shall be deleted and the following new sub-paragraphs (c), (d) and (e) inserted:

(c)	enter into an agreement or incur a commitment incorporating a cross-default obligation, or
(d)	continue or permit to remain in effect any agreement or
commitment incorporating a cross-default obligation subsisting at 17 September 1999 save that the Licensee may permit any
cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely
referable to an instrument relating to the provision of loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made
more onerous.
(e) the provisions of sub-paragraphs (c) and (d) of this
paragraph shall not prevent the Licensee from giving any
guarantee permitted by and compliant with the requirements of sub-paragraph (a) of this paragraph.
14.	In paragraph 6 of Condition 27, the following definition shall be inserted before the definition of disposal:
	"cross-default obligation" means a term of any agreement or arrangement whereby the Licensee's liability to pay or repay any debt or other sum arises or is increased or accelerated or is capable of arising, increasing or of acceleration by reason of a default (howsoever such default may be described or defined) by any person other than the Licensee, unless:

(i) that liability can arise only as the result of a default by a subsidiary of the Licensee, and

(ii) the Licensee holds a majority of the voting rights in that subsidiary and has the right to appoint or remove a majority of its board of directors, and

(iii) that subsidiary carries on business only for a purpose within sub-paragraphs (a), (b) or (c) of the definition of
Permitted Purpose.

15.	In Condition 28, paragraphs 2, 3 and 4 shall be amended
to read:

2.	The Licensee shall procure from each company or other person which is at any time an ultimate holding company of the Licensee a legally enforceable undertaking in favour of the Licensee in the form specified by the Director that that ultimate holding company ("the Covenantor") will give to the Licensee, and will procure that each subsidiary of the Covenantor (other than the Licensee and its subsidiaries) will give to the Licensee, all such information as may be necessary to enable the Licensee to comply fully with the obligations imposed on it in paragraph 1. Such undertaking shall be obtained within seven days of the company or other person in question becoming an ultimate holding company of the Licensee and shall remain in force for so long as the Licensee remains the holder of this licence and the Covenantor remains an ultimate holding company of the Licensee.

3.	The Licensee shall deliver to the Director evidence (including a copy of each such undertaking) that the Licensee has complied with its obligation to procure undertakings pursuant to paragraph 2.

4.	The Licensee shall not, save with the consent in writing of
the Director, enter (directly or indirectly) into any agreement or arrangement with any ultimate holding company of the Licensee or any of the subsidiaries of such ultimate holding company (other than the subsidiaries of the Licensee) at a time when:

(i)	an undertaking complying with paragraph 2 is not in place in relation to that ultimate holding company; or

(ii)	there is an unremedied breach of such undertaking.

	ANNEX A

Condition 2C.  Change of financial year

1.	Paragraph 1 of  Condition 2 shall, for the purpose only of the
Companies Act accounts of the Licensee, cease to apply to the Licensee if the Director consents in writing to a change in the financial year of the Licensee for that purpose.

2.	Such written consent:

(a)	shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the Licensee shall run;

(b)	shall apply to the Licensee from the date of grant of the
consent or from any other date specified therein; and

(c)	shall continue in effect until revoked in writing
by the Director.

3.	While the consent continues in effect the Licensee shall
procure the production of audited group accounts for its group of companies for the financial years specified in paragraph 1 of Condition 2.

4.	Audited group accounts produced in accordance with
paragraph 3:

(a)	shall comprise consolidated group accounts in respect of the group of companies;

(b)	shall, save insofar as is necessary to reflect a different
financial year, have the same form and content as the Companies Act accounts of the Licensee;

(c)	shall be accompanied by a report by the Auditors and addressed to the Director stating whether in their opinion the audited group accounts have been properly prepared in accordance with this Condition and give a true and fair view of the state of affairs of the group of companies and of its profits, total recognised gains and cash flows during the financial year;

(d)	may, with the prior written consent of the Director, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

(e)	shall clearly disclose any differences between the accounting policy underlying the preparation of the Companies Act accounts of the Licensee and the accounting policy underlying the preparation of the audited group accounts.

5.	Where the written consent of the Director is revoked, as
provided by sub-paragraph 2(c) of this Condition, the Licensee shall change back to a 31 March year end as soon as practicable within the constraints of the statutory requirements applicable to Companies Act accounts in respect of its then current and all subsequent financial years. The Licensee shall, within six weeks of the date of the notice of revocation, notify the Director in writing of the date on which it proposes that its then current financial year end will change to the date specified in paragraph 1 of Condition
2. Notwithstanding the revocation, the Licensee shall continue to procure the production of audited group accounts in accordance with this Condition until it has reverted for all purposes to a financial year of 12 months duration in accordance with paragraph 1 of Condition 2.

6. No provisions of this Condition shall apply to the financial year of the Licensee specified in paragraph 1 of Condition 2 for the purpose of accounts produced in compliance with that Condition, or for the purpose of paragraph 5 of Condition
2A.